INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces First Quarter 2025 Results
INDIANA, Pa., - April 24, 2025 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $33.4 million, or $0.87 per diluted share, for the first quarter of 2025 compared to net income of $33.1 million, or $0.86 per diluted share, for the fourth quarter of 2024 and net income of $31.2 million, or $0.81 per diluted share, for the first quarter of 2024.
First Quarter of 2025 Highlights:
•Strong return metrics with return on average assets (ROA) of 1.41%, return on average equity (ROE) of 9.67% and return on average tangible equity (ROTE) (non-GAAP) of 13.29% compared to ROA of 1.37%, ROE of 9.57% and ROTE (non-GAAP) of 13.25% for the fourth quarter of 2024.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.73% compared to 1.72% for the fourth quarter of 2024.
•Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) increased 4 basis points to 3.81% compared to 3.77% in the fourth quarter of 2024.
•Total portfolio loans increased $93.4 million, or 4.89% annualized, compared to December 31, 2024.
•Total deposits increased $109.8 million, with customer deposit growth of $134.7 million, or 7.23% annualized, offset by a decrease in brokered deposits of $24.9 million compared to the fourth quarter of 2024.
•Asset quality remained solid with net recoveries and a negative $3.0 million provision for credit losses compared to a negative $2.5 million in the fourth quarter of 2024.
•Nonperforming assets decreased $5.5 million to $22.4 million, or 0.29% of total loans plus other real estate owned (OREO), compared to $27.9 million, or 0.36%, at December 31, 2024.
"We are pleased to report a strong first quarter driven by solid customer deposit and loan growth, an increase in net interest margin and excellent asset quality," said Chief Executive Officer Chris McComish. "As we navigate the current environment, our focus remains firmly in support of our customers while executing on our growth-oriented business drivers."

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S&T Earnings Release - 2

Net Interest Income
Net interest income was $83.3 million in both the first quarter of 2025 and the fourth quarter of 2024. NIM (FTE) (non-GAAP) increased 4 basis points to 3.81% compared to 3.77% in the prior quarter. The yield on average total interest- earning assets decreased 8 basis points to 5.70% compared to 5.78% in the fourth quarter of 2024 due to lower interest rates. Total average interest-bearing liability costs decreased 16 basis points to 2.87% compared to 3.03% in the fourth quarter of 2024 due to lower deposit costs and a reduction in higher-cost borrowings. Total average borrowings decreased $56.8 million to $218.0 million in the first quarter of 2025 compared to $274.8 million in the fourth quarter of 2024.
Asset Quality
Asset quality remained solid for the first quarter of 2025. The allowance for credit losses, or ACL, was $99.0 million, or 1.26% of total portfolio loans at March 31, 2025 compared to $101.5 million, or 1.31%, at December 31, 2024. The 5 basis point decline in the ACL to total portfolio loans related to a $4.2 million decrease in specific reserves compared to the fourth quarter of 2024. The provision for credit losses was a negative $3.0 million for the first quarter of 2025 compared to a negative $2.5 million in the fourth quarter of 2024. Both the first quarter of 2025 and the fourth quarter of 2024 had net loan recoveries. Nonperforming assets to total portfolio loans plus OREO decreased 7 basis points to 0.29% at March 31, 2025 compared to 0.36% at December 31, 2024.
Noninterest Income and Expense
Noninterest income decreased $0.7 million to $10.4 million in the first quarter of 2025 compared to $11.1 million in the fourth quarter of 2024. Customer activity was seasonally slower in the first quarter of 2025 resulting in lower debit card fees and service charges on deposit accounts. During the first quarter of 2025, a $2.3 million realized loss was recognized related to the repositioning of securities into longer duration, higher-yielding securities compared to a similar $2.6 million realized securities loss in the fourth quarter of 2024. Total noninterest expenses remain consistent at $55.1 million compared to $55.4 million in the fourth quarter of 2024.
Financial Condition
Total assets were $9.7 billion at both March 31, 2025 and December 31, 2024. Total portfolio loans increased $93.4 million, or 4.89% annualized, compared to December 31, 2024. The commercial loan portfolio increased $81.6 million with growth in commercial real estate of $74.2 million and commercial construction of $27.3 million partially offset by a decrease in commercial and industrial of $19.9 million compared to December 31, 2024. The consumer loan portfolio increased $11.8 million compared to December 31, 2024. Total deposits increased $109.8 million, or 5.72% annualized, compared to December 31, 2024. Customer deposit growth continues to be strong allowing for a reduction in higher-cost borrowings and brokered deposits. Customer deposit growth was $134.7 million, or 7.23% annualized, which was offset by lower brokered deposits of $24.9 million. Total borrowings decreased $55.0 million to $195.3 million compared to $250.3 million at December 31, 2024.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release - 3

Conference Call
S&T will host its first quarter 2025 earnings conference call live via webcast at 1:00 p.m. ET on Thursday, April 24, 2025. To access the webcast, go to S&T Bancorp Inc.’s Investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.7 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or
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S&T Earnings Release - 4

business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2025	2024	2024
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$114,340	$117,334	$118,577
Investment Securities:
Taxable	10,073	10,167	8,595
Tax-exempt	157	164	193
Dividends	278	214	389
Total Interest and Dividend Income	124,848	127,879	127,754

INTEREST EXPENSE
Deposits	38,354	40,627	36,662
Borrowings, junior subordinated debt securities and other	3,171	3,994	7,615
Total Interest Expense	41,525	44,621	44,277

NET INTEREST INCOME	83,323	83,258	83,477
Provision for credit losses	(3,040)	(2,462)	2,627
Net Interest Income After Provision for Credit Losses	86,363	85,720	80,850

NONINTEREST INCOME
(Loss) gain on sale of securities	(2,295)	(2,592)	3
Debit and credit card	4,188	4,627	4,235
Service charges on deposit accounts	3,962	4,175	3,828
Wealth management	3,084	3,151	3,042
Other	1,490	1,710	1,722
Total Noninterest Income	10,429	11,071	12,830

NONINTEREST EXPENSE
Salaries and employee benefits	29,853	30,816	29,512
Data processing and information technology	4,930	5,338	4,954
Occupancy	4,302	3,755	3,870
Furniture, equipment and software	3,483	3,295	3,472
Marketing	1,615	1,622	1,943
Other taxes	1,494	2,274	1,871
Professional services and legal	1,286	1,116	1,720
FDIC insurance	1,040	1,045	1,049
Other noninterest expense	7,088	6,184	6,129
Total Noninterest Expense	55,091	55,445	54,520
Income Before Taxes	41,701	41,346	39,160
Income tax expense	8,300	8,281	7,921
Net Income	$33,401	$33,065	$31,239

Per Share Data
Shares outstanding at end of period	38,261,299	38,259,449	38,233,280
Average shares outstanding - diluted	38,599,656	38,570,784	38,418,085
Diluted earnings per share	$0.87	$0.86	$0.81
Dividends declared per share	$0.34	$0.34	$0.33
Dividend yield (annualized)	3.67%	3.56%	4.11%
Dividends paid to net income	38.97%	39.36%	40.39%
Book value	$37.06	$36.08	$33.87
Tangible book value (1)	$27.24	$26.25	$24.03
Market value	$37.05	$38.22	$32.08

Profitability Ratios (Annualized)
Return on average assets	1.41%	1.37%	1.32%
Return on average shareholders' equity	9.67%	9.57%	9.74%
Return on average tangible shareholders' equity(2)	13.29%	13.25%	13.85%
Pre-provision net revenue / average assets(3)	1.73%	1.72%	1.76%
Efficiency ratio (FTE)(4)	56.99%	56.93%	56.21%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2025	2024	2024
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$211,836	$244,820	$207,462
Securities available for sale, at fair value	1,011,111	987,591	970,728
Commercial loans:
Commercial real estate	3,462,246	3,388,017	3,367,722
Commercial and industrial	1,520,475	1,540,397	1,597,119
Commercial construction	380,129	352,886	360,086
Total Commercial Loans	5,362,850	5,281,300	5,324,927
Consumer loans:
Residential mortgage	1,670,750	1,649,639	1,500,499
Home equity	660,594	653,756	645,780
Installment and other consumer	98,165	104,757	108,232
Consumer construction	43,990	53,506	76,596
Total Consumer Loans	2,473,499	2,461,658	2,331,107
Total Portfolio Loans	7,836,349	7,742,958	7,656,034
Allowance for credit losses	(99,010)	(101,494)	(104,802)
Total Portfolio Loans, Net	7,737,339	7,641,464	7,551,232
Federal Home Loan Bank and other restricted stock, at cost	13,445	15,231	13,703
Goodwill	373,424	373,424	373,424
Other Intangible assets, net	2,813	3,055	3,762
Other assets	368,308	392,387	418,792
Total Assets	$9,718,276	$9,657,972	$9,539,103

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,164,491	$2,185,242	$2,188,927
Interest-bearing demand	809,722	812,768	848,729
Money market	2,210,081	2,040,285	1,882,157
Savings	886,007	877,859	936,056
Certificates of deposit	1,822,632	1,866,963	1,744,478
Total Deposits	7,892,933	7,783,117	7,600,347

Borrowings:
Short-term borrowings	95,000	150,000	285,000
Long-term borrowings	50,876	50,896	39,156
Junior subordinated debt securities	49,433	49,418	49,373
Total Borrowings	195,309	250,314	373,529
Other liabilities	212,000	244,247	270,153
Total Liabilities	8,300,242	8,277,678	8,244,029

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,418,034	1,380,294	1,295,074
Total Liabilities and Shareholders’ Equity	$9,718,276	$9,657,972	$9,539,103

Capitalization Ratios
Shareholders' equity / assets	14.59%	14.29%	13.58%
Tangible common equity / tangible assets(5)	11.16%	10.82%	10.03%
Tier 1 leverage ratio	12.09%	11.98%	11.30%
Common equity tier 1 capital	14.67%	14.58%	13.59%
Risk-based capital - tier 1	14.99%	14.90%	13.91%
Risk-based capital - total	16.57%	16.49%	15.49%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2025		2024		2024
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$128,739	4.46%	$172,179	4.85%	$144,637	5.75%
Securities, at fair value	990,414	3.59%	992,653	3.34%	966,703	2.81%
Loans held for sale	—	0.00%	117	6.61%	176	7.12%
Commercial real estate	3,395,599	5.82%	3,328,052	5.83%	3,365,142	5.92%
Commercial and industrial	1,535,235	6.69%	1,538,983	6.92%	1,626,633	7.36%
Commercial construction	374,881	6.95%	368,566	7.99%	365,088	7.70%
Total Commercial Loans	5,305,715	6.15%	5,235,601	6.30%	5,356,863	6.48%
Residential mortgage	1,660,177	5.21%	1,635,313	5.14%	1,478,609	4.93%
Home equity	653,113	6.30%	649,152	6.66%	648,265	6.99%
Installment and other consumer	99,402	7.97%	105,478	8.18%	110,899	8.64%
Consumer construction	45,157	6.86%	56,165	6.70%	69,676	5.60%
Total Consumer Loans	2,457,849	5.64%	2,446,108	5.71%	2,307,449	5.71%
Total Portfolio Loans	7,763,564	5.99%	7,681,709	6.11%	7,664,312	6.25%
Total Loans	7,763,564	5.99%	7,681,826	6.11%	7,664,488	6.25%
Total other earning assets	16,768	6.74%	13,680	6.59%	25,335	7.12%
Total Interest-earning Assets	8,899,485	5.70%	8,860,338	5.78%	8,801,163	5.86%
Noninterest-earning assets	727,176		711,374		737,742
Total Assets	$9,626,661		$9,571,712		$9,538,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$779,309	1.00%	$780,396	1.03%	$829,095	1.12%
Money market	2,088,346	2.97%	2,060,103	3.17%	1,920,009	3.15%
Savings	884,636	0.66%	874,699	0.70%	939,467	0.63%
Certificates of deposit	1,860,840	4.29%	1,818,755	4.52%	1,639,059	4.37%
Total Interest-bearing Deposits	5,613,131	2.77%	5,533,953	2.92%	5,327,630	2.77%
Short-term borrowings	117,722	4.63%	159,011	4.84%	408,351	5.37%
Long-term borrowings	50,886	3.80%	66,364	3.76%	39,221	4.53%
Junior subordinated debt securities	49,423	7.17%	49,408	7.69%	49,364	8.23%
Total Borrowings	218,031	5.01%	274,783	5.09%	496,936	5.59%
Total Other Interest-bearing Liabilities	43,926	4.40%	40,055	4.71%	52,239	5.42%
Total Interest-bearing Liabilities	5,875,088	2.87%	5,848,791	3.03%	5,876,805	3.03%
Noninterest-bearing liabilities	2,350,574		2,348,014		2,371,586
Shareholders' equity	1,400,999		1,374,907		1,290,514
Total Liabilities and Shareholders' Equity	$9,626,661		$9,571,712		$9,538,905

Net Interest Margin(6)		3.81%		3.77%		3.84%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2025		2024		2024
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$3,441	0.10%	$4,173	0.12%	$18,082	0.54%
Commercial and industrial	6,749	0.44%	12,570	0.82%	3,092	0.19%
Commercial construction	1,006	0.26%	—	—%	4,960	1.38%
Total Nonaccrual Commercial Loans	11,196	0.21%	16,743	0.32%	26,134	0.49%
Consumer loans:
Residential mortgage	6,957	0.42%	7,628	0.46%	4,160	0.28%
Home equity	3,968	0.60%	3,336	0.51%	2,709	0.42%
Installment and other consumer	218	0.22%	230	0.22%	206	0.19%
Total Nonaccrual Consumer Loans	11,143	0.45%	11,194	0.45%	7,075	0.30%
Total Nonaccrual Loans	$22,339	0.29%	$27,937	0.36%	$33,209	0.43%

	2025	2024	2024
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan (Recoveries) Charge-offs
Charge-offs	$884	$1,964	$6,939
Recoveries	(911)	(2,022)	(350)
Net Loan (Recoveries) Charge-offs	($27)	($58)	$6,589

Net Loan (Recoveries) Charge-offs
Commercial loans:
Commercial real estate	($146)	($1,359)	$5,238
Commercial and industrial	154	1,139	950
Commercial construction	30	—	—
Total Commercial Loan Charge-offs (Recoveries)	38	(220)	6,188
Consumer loans:
Residential mortgage	13	10	7
Home equity	19	114	105
Installment and other consumer	(97)	38	289
Total Consumer Loan (Recoveries) Charge-offs	(65)	162	401
Total Net Loan (Recoveries) Charge-offs	($27)	($58)	$6,589

	2025	2024	2024
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$22,339	$27,937	$33,209
OREO	29	8	140
Total nonperforming assets	22,368	27,945	33,349
Nonaccrual loans / total loans	0.29%	0.36%	0.43%
Nonperforming assets / total loans plus OREO	0.29%	0.36%	0.44%
Allowance for credit losses / total portfolio loans	1.26%	1.31%	1.37%
Allowance for credit losses / nonaccrual loans	443%	363%	316%
Net loan (recoveries) charge-offs	($27)	($58)	$6,589
Net loan (recoveries) charge-offs (annualized) / average loans	(0.00%)	(0.00%)	0.35%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2024	2024
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,418,034	$1,380,294	$1,295,074
Less: goodwill and other intangible assets, net of deferred tax liability	(375,646)	(375,837)	(376,396)
Tangible common equity (non-GAAP)	$1,042,388	$1,004,457	$918,678
Common shares outstanding	38,261,299	38,259,449	38,233,280
Tangible book value (non-GAAP)	$27.24	$26.25	$24.03
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$135,460	$131,541	$125,643
Plus: amortization of intangibles (annualized), net of tax	772	858	944
Net income before amortization of intangibles (annualized)	$136,232	$132,399	$126,587

Average total shareholders' equity	$1,400,999	$1,374,907	$1,290,514
Less: average goodwill and other intangible assets, net of deferred tax liability	(375,741)	(375,879)	(376,518)
Average tangible equity (non-GAAP)	$1,025,258	$999,028	$913,996
Return on average tangible shareholders' equity (non-GAAP)	13.29%	13.25%	13.85%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$41,701	$41,346	$39,160
Plus: net loss (gain) on sale of securities	2,295	2,592	(3)
Less: gain on Visa Class B-1 exchange	—	(186)	—
Plus: Provision for credit losses	(3,040)	(2,462)	2,627
Total	$40,956	$41,290	$41,784
Total (annualized) (non-GAAP)	$166,099	$164,262	$168,054
Average assets	$9,626,661	$9,571,712	$9,538,905
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.73%	1.72%	1.76%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$55,091	$55,445	$54,520

Net interest income per consolidated statements of net income	$83,323	$83,258	$83,477
Plus: taxable equivalent adjustment	617	660	692
Net interest income (FTE) (non-GAAP)	83,940	83,918	84,169
Noninterest income	10,429	11,071	12,830
Plus: net loss (gain) on sale of securities	2,295	2,592	(3)
Less: gain on Visa Class B-1 exchange	—	(186)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$96,664	$97,395	$96,996
Efficiency ratio (non-GAAP)	56.99%	56.93%	56.21%
 The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2025	2024	2024
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,418,034	$1,380,294	$1,295,074
Less: goodwill and other intangible assets, net of deferred tax liability	(375,646)	(375,837)	(376,396)
Tangible common equity (non-GAAP)	$1,042,388	$1,004,457	$918,678

Total assets	$9,718,276	$9,657,972	$9,539,103
Less: goodwill and other intangible assets, net of deferred tax liability	(375,646)	(375,837)	(376,396)
Tangible assets (non-GAAP)	$9,342,630	$9,282,135	$9,162,707
Tangible common equity to tangible assets (non-GAAP)	11.16%	10.82%	10.03%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(6) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$124,848	$127,879	$127,754
Less: interest expense	(41,525)	(44,621)	(44,277)
Net interest income per consolidated statements of net income	83,323	83,258	83,477
Plus: taxable equivalent adjustment	617	660	692
Net interest income (FTE) (non-GAAP)	$83,940	$83,918	$84,169
Net interest income (FTE) (annualized)	$340,423	$333,848	$338,526
Average interest-earning assets	$8,899,485	$8,860,338	$8,801,163
Net interest margin (FTE) (non-GAAP)	3.81%	3.77%	3.84%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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